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                                                                     EXHIBIT 4.5


                         ATC COMMUNICATIONS GROUP, INC.
                           EXCHANGE RIGHTS AGREEMENT


Participant:
                                             -------------------------------
Date of Grant:
                                             -------------------------------
Number of Shares of Advanced
Telemarketing Corporation Common
Stock Qualified to be Exchanged:
                                             -------------------------------
Total Number of Shares of ATC
Communications Group, Inc. Common
Stock to be Received in the Exchange:
                                             -------------------------------


         THIS AGREEMENT (the "Agreement") is made and entered into, as of the Date of Grant set forth above, by and between ATC Communications Group, Inc., a Delaware Company (the "Company"), and the Participant identified above (the "Participant").

         WHEREAS, the Company has implemented the ATC Communications Group, Inc. 1996 Stock Exchange Rights Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board"), and which provides for the exchange of Advanced Telemarketing Corporation ("Subsidiary") common stock, $.001 par value per share ("Subsidiary Common Stock"), which has been issued upon the exercise of Subsidiary stock options, for the Company's common stock, $.01 par value per share (the "Company Common Stock").

         WHEREAS, the Plan constitutes a "plan of reorganization" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and all exchanges of Subsidiary common stock for Company common stock effected hereunder shall be effected in accordance therewith.

         WHEREAS, the committee authorized to administer the Plan (the "Committee") has selected the Participant to participate in the Plan and has awarded the exchange rights described in this Agreement (the "Exchange Rights") to the Participant.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and to promote the success of the business of the Company and Subsidiary, the parties hereby agree as follows:

         1. Grant of Exchange Right. The Company hereby grants to the Participant, on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the right to exchange all (but not part) of the shares of Subsidiary Common Stock subject to the Participant's then vested Subsidiary stock options for a number of shares of




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Company Common Stock equal to two times the number of shares of Subsidiary
Common Stock so exchanged, subject to adjustment as provided in Section 5, effective as of the Date of Grant set forth above. The Participant hereby accepts the Exchange Right from the Company.

         2. Exercise. In order to exercise the Exchange Right with respect to any Subsidiary Common Stock, the Participant must (a) hold the Subsidiary Common Stock for at least six months following the date of exercise of the Subsidiary stock option to which the Exchange Right relates (except as otherwise provided in Section 6 of the Plan), and (b) provide written notice of exercise to the Company at its principal executive office. At the time of exercise, the Participant must deliver to the Company the certificate or certificates representing the shares of Subsidiary Common Stock, properly endorsed, along with this Agreement. If the Exchange Right is exercised in full, the Participant will surrender this Agreement to the Company for cancellation. If the Exchange Right is exercised in part, the Participant shall surrender the Agreement to Escrow Agent so that Escrow Agent may make appropriate notation thereon or cancel the Agreement and direct Depositor to issue a new agreement representing the unexercised portion of the Exchange Right.

         3. Expiration of Exchange Right. The Exchange Right will expire, and will not be exercisable with respect to any Subsidiary Common Stock on ___________ (six months following the date the Subsidiary stock options to which this Exchange Right relates would have expired, plus five days).

         4. Who May Exercise. The Exchange Right may be exercised during the lifetime of the Participant only by the Participant. To the extent exercisable after the Participant's death, the Exchange Right may be exercised only by the Participant's representatives, executors, successors or beneficiaries.

         5. Adjustments. If any change is made to the Company Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or other change in capital structure made without receipt of consideration), then, unless such change results in the termination of all outstanding exchange rights pursuant to the provisions of Section 6 of the Plan, the Administrator will equitably adjust the maximum number and class of shares issuable under the Plan to reflect the effect of such change upon the Company's capital structure, and will make appropriate adjustments to the number and class of shares of the stock subject to this Agreement. The adjustments determined by the Committee shall be final, binding and conclusive.

                 If any change is made to the Subsidiary common stock that may be exchanged under the Plan as a result of any stock dividend on, dividend of or stock split or stock combination, the Exchange Right shall continue to apply to such Subsidiary stock as so changed, and the Administrator will equitably adjust the Exchange Right to preserve, without dilution, the rights of the Participant with respect to such Exchange Right.

         6. Transfer of Exchange Right. The Participant may not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate ("Transfer") this Agreement or the Exchange Rights





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granted hereunder, except by will or pursuant to the laws of descent and distribution. In addition, the Participant may not, directly or indirectly, Transfer any shares of Company Common Stock acquired upon exercise of the Exchange Right other than (a) pursuant to an effective registration statement filed under the Securities Act, or (b) pursuant to an exemption from the registration requirements of the Securities Act. Although the Company has no other obligation to the Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by the Exchange Right, the Company agrees to file a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of Common Stock issuable hereunder that would allow the Participant to resell the shares of Common Stock acquired upon exercise of the Exchange Right. The Company agrees to deliver a prospectus conforming to the requirements of Form S-8 to the Participant prior to vesting of the Exchange Right. The Company will use its commercially reasonable efforts to effect and maintain the effectiveness of such registration statement (and maintain the current status of any prospectus relating thereto) for so long as any of the exchange rights granted under the Plan remain outstanding. Notwithstanding the foregoing, if in exercising such efforts, the Company is unable for any reason to effect or maintain such effectiveness, or to maintain the current status of any prospectus, or if the Company's Common Stock generally ceases to be a registered security under the Securities Exchange Act of 1934, the Company shall have no liability or obligation, financial or otherwise, to the Participant under this Section 6.

         7. Certain Legal Restrictions. The Company will not be obligated to issue any shares of Company Common Stock upon the exercise of the Exchange Right or otherwise unless the issuance and delivery of such shares complies with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock market or exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Exchange Right and the issuance by the Company of Company Common Stock to the Participant, the Company may require the Participant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company will not be liable for refusing to issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, except as expressly set forth herein, the Company will have no obligation to the Participant, express or implied, to list, register or otherwise qualify any of the Participant's shares of Company Common Stock. The shares of Company Common Stock issued upon the exercise of the Exchange Right may not be transferred except in accordance with applicable federal or state securities laws.

         8. Plan Incorporated. The Participant accepts the Exchange Rights granted hereunder subject to all of the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer, interpret and amend the Plan and which provide that the Committee's decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.





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         9.      Miscellaneous.

                 (a) The granting of the Exchange Right imposes no obligation on the Participant to exercise the Exchange Right or any part hereof. No Participant shall have any of the rights of a stockholder with respect to any Company Common Stock covered by an exchange right until such Participant has exercised the exchange right and been issued a stock certificate for the purchased shares.

                 (b) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Exchange Right to the Company must be addressed to the Company at its principal executive offices, and any notice to be given to the Participant must be addressed to the Participant at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice will be deemed to have been duly given when delivered in person or by courier or overnight delivery service or five days after being mailed, postage prepaid.

                 (c) Subject to the limitations in this Agreement on the transferability by the Participant of the Exchange Right and any shares of Common Stock, this Agreement will be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

                 (d) The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

                 (e) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

                 (f) The parties agree to execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

                 (g) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                 (h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement or condition.





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                 (i)      This Agreement may be executed in counterparts, all
of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                 (j) At any time and from time to time the Committee may execute an instrument modifying, extending or renewing the Exchange Right; provided, however, that no modification shall adversely affect the rights and obligations of a holder with respect to an Exchange Right unless the holder consents in writing to such modification. Except as provided in the preceding sentence, no modification, extension or renewal of this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                      ATC COMMUNICATIONS GROUP, INC.


                                      By:
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                                      Name:
                                               ---------------------------------
                                      Title:
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                                      PARTICIPANT:


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                                      Name:
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                                      Address:
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                                      Fax:
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